Natus Medical Announces Record First Quarter 2016 Financial Results

•	Record first quarter non-GAAP earnings per share of $0.34

•	Achieves non-GAAP gross margin of 63.1%

•	Updates revenue and earnings guidance for the second quarter and fiscal year 2016

PLEASANTON, Calif. (April 20, 2016) - Natus Medical Incorporated (NASDAQ: BABY) today announced financial results for the three months ended March 31, 2016.

For the first quarter ended March 31, 2016, the Company reported revenue of $87.3 million, a decrease of 2.3% compared to $89.4 million reported for the first quarter 2015. GAAP Gross profit margin increased to 62.1% vs. 60.0% reported for the first quarter 2015. GAAP net income was $8.5 million, or $0.26 per diluted share, compared with GAAP net income of $8.6 million, or $0.26 per diluted share in the first quarter 2015.

The Company reported non-GAAP net income of $11.1 million for the first quarter ended March 31, 2016, an increase of 7.8% over the prior year's non-GAAP income of $10.3 million. Non-GAAP earnings per diluted share increased 9.7% to $0.34 for the first quarter 2016, compared to $0.31 in the first quarter 2015.

Cash and cash equivalents decreased by $1.2 million to $81.3 million during the quarter. The Company repurchased $9.1 million of its stock and paid $4.7 for acquisitions during the first quarter of 2016. Cash flow from operations for the first quarter was $18.4 million.

"I am very pleased with both our record first quarter non-GAAP earnings per share and non-GAAP gross profit margin that increased to 63.1% from 60.7% last year. As previously announced, pushouts of key orders in both our newborn care and neurodiagnostic business units led to weaker than expected revenue in the first quarter. We believe these orders will be realized in the future and have not been lost to competitors," said Jim Hawkins, President and Chief Executive Officer of the Company.

"Our improved gross profit margin was driven by favorable mix, continued operating efficiencies and our ability to maintain pricing even with the strong dollar. We remain committed to achieving our full year 2016 non-GAAP operating margin goal of 20%." said Hawkins.

Financial Guidance

The Company provided revenue and earnings guidance for the second quarter and updated its revenue and earnings guidance for the full year 2016 to exclude all revenue and earnings from its Medix subsidiary's contract with the government of Venezuela.

For the second quarter of 2016, the Company is providing revenue guidance of $92.0 million to $93.0 million and non-GAAP earnings per share guidance of $0.35 to $0.36.

Full year 2016 revenue guidance is being reduced to $378 million to $382 million compared to previous guidance of $445 million to $450 million. The updated revenue guidance excludes $60 million of previously guided annual revenue from the Venezuela contract. Full year 2016 earnings guidance is being updated to non-GAAP earnings per share of $1.61 to $1.65.

In October 2015, the Company announced that its Medix subsidiary in Argentina had entered into a $232.5 million, 3-year supply agreement with the Venezuelan Ministry of Health. The terms of the agreement required certain pre-payments from the Ministry of Health prior to shipments of products or the beginning of services. While the agreement remains in place, the Ministry of Health has not made the required pre-payments. Given the uncertainty resulting from the current political and economic situation in Venezuela, the Company will no longer include revenue or earnings from the agreement in its guidance until there is more clarity as to the expected performance under the agreement.

The Company's non-GAAP earnings guidance excludes amortization of acquisition related intangibles, acquisition related charges, restructuring charges, and their related tax effects. Non-GAAP earnings guidance includes the impact of expensing employee share based compensation. All non-GAAP earnings per share amounts are on a diluted basis.

Use of Non-GAAP Financial Measures

The Company's non-GAAP earnings results exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discreet tax items, direct costs of acquisitions and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results. Therefore, the Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled an investment-community conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) today, April 20, 2016. Individuals interested in listening to the conference call may do so by dialing 1-888-765-3164 for domestic callers, or 1-503-406-4075 for international callers, and entering reservation code 80936622. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 80936622.The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of healthcare products and services used for the screening, detection, treatment, monitoring and tracking of common medical ailments in neurological dysfunction, epilepsy, sleep disorders, newborn care, hearing impairment and balance and mobility disorders.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, particularly statements regarding the expectations, beliefs, plans, intentions and strategies of Natus. These forward-looking statements include statements regarding our long term goals of revenue growth, improved margins, and revenue and non‑GAAP profitability for the second quarter and full year 2016. These statements relate to estimates and assumptions regarding future events including Natus' future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. Our future results could differ materially due to a number of factors, including the effects of competition, the demand for our products and services, the impact of adverse global economic conditions on our target markets, negative effects of currency exchange rates, our ability to maintain current sales levels in a mature domestic market, our ability to control costs, risks associated with bringing new products to market and integrating acquired businesses, risks associated with bringing new products to market and integrating acquired businesses, risks associated with our Venezuela contract, risks associated with product recalls and our ability to fulfill product orders on a timely basis. Natus disclaims any obligation to update information contained in any forward looking statement.

More information about potential risk factors that could affect the business and financial results of Natus is included in Natus' annual report on Form 10-K for the year ended December 31, 2015 and in other reports filed from time to time by Natus with the U.S. Securities and Exchange Commission.

Natus Medical Incorporated
Jonathan A. Kennedy
Sr. Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2016	March 31, 2015
Revenue	$87,329	$89,395
Cost of revenue	32,469	35,105
Intangibles amortization	601	682
Gross profit	54,259	53,608
Gross profit margin	62.1%	60.0%
Operating expenses:
Marketing and selling	20,596	20,742
Research and development	7,802	6,857
General and administrative	12,480	11,552
Intangibles amortization	2,135	955
Restructuring	35	156
Total operating expenses	43,048	40,262
Income from operations	11,211	13,346
Other income/(expense), net	456	(829)
Income before tax	11,667	12,517
Provision for income tax expense	3,129	3,920
Net income	$8,538	$8,597
Earnings per share:
Basic	$0.26	$0.27
Diluted	$0.26	$0.26
Weighted-average shares:
Basic	32,606	32,127
Diluted	33,222	33,097

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2016	2015
ASSETS

Current assets:
Cash and cash equivalents	$81,285	$82,469
Accounts receivable, net	90,013	99,080
Inventories	45,691	48,572
Other current assets	11,360	11,235
Total current assets	228,349	241,356

Property and equipment, net	17,624	16,967
Goodwill and intangible assets	196,413	194,002
Deferred income tax	12,695	12,782
Other assets	17,649	14,389
Total assets	$472,730	$479,496

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$19,418	$23,660
Accrued liabilities	36,911	42,137
Deferred revenue	11,460	11,311
Total current liabilities	67,789	77,108

Long-term liabilities:
Deferred income tax	3,881	3,897
Other long-term liabilities	8,708	7,781
Total liabilities	80,378	88,786
Total stockholders’ equity	392,352	390,710
Total liabilities and stockholders’ equity	$472,730	$479,496

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Quarter Ended
	March 31, 2016	March 31, 2015
Operating activities:
Net income	$8,538	$8,597
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for losses on accounts receivable	352	276
Excess tax benefit on the exercise of stock options	—	(1,054)
Depreciation and amortization	4,223	2,983
Impairment of intangible assets	—	—
Impairment of property and equipment	15	—
Warranty reserve	929	876
Share-based compensation	2,901	1,731
Changes in operating assets and liabilities:
Accounts receivable	10,266	413
Inventories	(903)	(1,243)
Prepaid expenses and other assets	(15)	778
Accounts payable	(3,790)	1,079
Accrued liabilities	(4,688)	(2,492)
Deferred revenue	446	159
Deferred income tax	108	1,709
Liabilities acquired in acquisitions	—	—
Net cash provided by operating activities	18,382	13,812
Investing activities:
Acquisition of businesses, net of cash acquired	(4,649)	(12,078)
Purchases of property and equipment	(1,921)	(1,399)
Purchase of intangible assets	2	—
Net cash used in investing activities	(6,568)	(13,477)
Financing activities:
Proceeds from stock option exercises and Employee Stock Purchase Program purchases	623	1,319
Excess tax benefit on the exercise of stock options	—	1,054
Repurchase of common stock	(9,063)	(1,312)
Taxes paid related to net share settlement of equity awards	(2,017)	(460)
Contingent consideration earn-out	(1,284)	—
Proceeds from short-term borrowings	6,000	—
Payments on borrowings	(6,000)	—
Net cash used in financing activities	(11,741)	601
Exchange rate changes effect on cash and cash equivalents	(1,257)	(495)
Net increase in cash and cash equivalents	(1,184)	441
Cash and cash equivalents, beginning of period	82,469	66,558
Cash and cash equivalents, end of period	$81,285	$66,999

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2016	March 31, 2015
GAAP based results:
Income before provision for income tax	$11,667	$12,517

Non-GAAP adjustments:
Intangibles Amortization - Cost of revenue	601	682
Intangibles Amortization - Operating expense	2,135	955
Intangible asset impairment - Operating expense	—	—
Recall Accrual	267	—
Restructuring	35	156
Non-GAAP income before provision for income tax	14,705	14,310

Income tax expense, as adjusted	3,575	4,036

Non-GAAP net income	$11,130	$10,274
Non-GAAP earnings per share:
Basic	$0.34	$0.32
Diluted	$0.34	$0.31

Weighted-average shares
used to compute
Basic non-GAAP earnings per share	32,606	32,127
Diluted non-GAAP earnings per share	33,222	33,097

GAAP Gross profit	54,259	53,608
Amortization of intangibles	601	682
Recall Accrual	267	—
Non-GAAP Gross Profit	55,127	54,290
Non-GAAP Gross Margin	63.1%	60.7%

GAAP Operating profit	11,211	13,346
Amortization of intangibles	2,736	1,637
Recall Accrual	267	—
Restructuring and other charges	35	156
Non-GAAP Operating profit	14,249	15,139
Non-GAAP Operating margin	16.3%	16.9%